United States
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2007

HILTON HOTELS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-3427	36-2058176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9336 Civic Center Drive Beverly Hills, CA		90210
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 278-4321

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  Letter Agreement relating to Employment Agreement

On July 3, 2007, the Company’s Board of Directors entered into a letter agreement with Stephen F. Bollenbach, the Company’s Co-Chairman and Chief Executive Officer, clarifying and limiting his entitlement to certain payments and benefits under his employment agreement as amended on January 18, 2007 in light of an ambiguity created by the timing of the contemplated acquisition of the Company by affiliates of The Blackstone Group.  Under the letter agreement, Mr. Bollenbach has agreed to waive any entitlement to payments for post-termination service to the Company.  In exchange, the Company has confirmed Mr. Bollenbach’s entitlement to severance benefits, health care benefits, an office and assistant and reasonable use of the Company’s aircraft.  Mr. Bollenbach remains obligated to reimburse the Company for the cost of the personal usage of the aircraft.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILTON HOTELS CORPORATION

Date: July 10, 2007

	By:	/s/ Madeleine A. Kleiner
Name: Madeleine A. Kleiner Title: Executive Vice President and General Counsel